EXHIBIT 23.2

[Letterhead] Deloitte & Touche LLP Two Prudential Plaza 180 North Stetson Avenue Chicago, Illinois 60601

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Amendment No. 3 to Registration Statement No. 333-95891 of Deere & Company on Form S-3 of our report dated November 23, 1999, appearing in the Annual Report on Form 10-K of Deere & Company for the year ended October 31, 1999, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

DELOITTE & TOUCHE LLP
Chicago, Illinois

July 20, 2000